AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE COMMISSION ON JANUARY 22, 1998.
                              REGISTRATION NO. 333-______




                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549




                                   FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933




                                 MFRI, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   36-3922969
   (State or other jurisdictiction                   (IRS Employer
 of incorporation or organization)                  Identification No.)



                              7720 LEHIGH AVENUE
                            NILES, ILLINOIS 60714
                                (847) 966-1000
                 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                  DAVID UNGER
                        CHAIRMAN OF THE BOARD OF DIRECTORS
                                   MFRI, INC.
                                7720 LEHIGH AVENUE
                              NILES, ILLINOIS 60714
                                 (847) 966-1000
                     (Name, address, including ZIP Code, and
        telephone  number,   including  area  code,  of  agent  for service)




                                   COPIES TO:

                               HAL M. BROWN, ESQ.
                                RUDNICK & WOLFE
                         203 NORTH LASALLE STREET, SUITE 1800
                           CHICAGO, ILLINOIS  60601
                                 (312) 368-4012
                           (312) 236-7516(TELECOPIER)




    APPROXIMATE DATE OF COMMENCEMENT  OF  PROPOSED  SALE  TO  THE PUBLIC:
    FROM  TIME  TO  TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
    STATEMENT.




   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                         <square>
   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                        <square>X
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                         <square>
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                         <square>
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                         <square>



                    CALCULATION OF REGISTRATION FEE
               AMOUNT TO       PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
TITLE OF       BE REGISTERED   AGGREGATE PRICE    AGGREGATE        REGISTRATION
SHARES                         PER UNIT{(1)}      OFFERING PRICE        FEE
TO BE
REGISTERED
Common Stock,
par value
$.01 per share   75,000         $8.13            $609,750            $180.00


(1)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock reported on the Nasdaq National Market on January 21, 1998.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           SUBJECT TO COMPLETION, DATED JANUARY 22, 1998

                            PROSPECTUS

                          75,000 Shares

                            MFRI, INC.

                           COMMON STOCK

     This Prospectus relates to 75,000 shares ("Shares") of common stock, par value $.01 per share (the "Common Stock"), of MFRI, Inc., a Delaware corporation (the "Company"), which may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders."

     The Shares may be issued from time to time pursuant to options issued in connection with the purchase of TDC Filter Manufacturing, Inc., a Delaware corporation, by the Company, which occurred on December 3, 1997.

     The Shares may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders" on the Nasdaq National Market, or otherwise, at prices and on terms then obtainable, in broker's transactions, special offerings, exchange distributions, negotiated transactions, block transactions, or otherwise. See "Selling Stockholders" and "Plan of Distribution." The Company will not realize any proceeds from any sale of the Shares.

     The Common Stock is traded on the Nasdaq  National  Market  under  the
symbol  "MFRI."   On  January 21, 1998, the last reported sale price of the
Common Stock on the Nasdaq National Market was $8.13.
                          ______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED OR ANY STATE SECURITIES COMMISSION UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ______________

         THE DATE OF THIS PROSPECTUS IS ___________, 1998

     NO DEALER, BROKER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED HEREIN BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION OF AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     THIS PROSPECTUS, INCLUDING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, MANY OF WHICH CANNOT BE PREDICTED WITH ACCURACY AND SOME OF WHICH MIGHT NOT EVEN BE ANTICIPATED. FUTURE EVENTS AND ACTUAL RESULTS, FINANCIAL AND OTHERWISE, MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" HEREIN AND IN
"MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" INCORPORATED BY REFERENCE IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


                         TABLE OF CONTENTS


                                                              PAGE

AVAILABLE INFORMATION .......................................    3
RISK FACTORS ................................................    3
THE COMPANY .................................................    4
SELLING STOCKHOLDERS ........................................    6
USE OF PROCEEDS .............................................    6
PLAN OF DISTRIBUTION ........................................    6
LEGAL MATTERS ...............................................    7
EXPERTS .....................................................    7
INFORMATION INCORPORATED BY REFERENCE .......................    8


                        AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information about the Company. The address of the Web site maintained by the Commission is "http://www.sec.gov". The Common Stock is traded on the National Market tier of the Nasdaq Stock Market ("Nasdaq"). Information filed by the Company with Nasdaq may be obtained at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is hereby made to the Registration Statement, including the financial schedules and exhibits filed or incorporated by reference as a part thereof, which may be examined at the Public Reference Room of the Commission in Washington, D.C., without charge, or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                           RISK FACTORS

     COMPETITION; BUSINESS. The businesses in which the Company is engaged are highly competitive. In addition, new installations of baghouses are subject to competition from alternative technologies, and the sale of specialty piping systems and electronic leak detection and location systems are subject to competition from alternative products. The business of Thermal Care (as defined below) is dependent on the plastics industry. Any adverse trends in the plastics industry may have a material adverse effect on the business of Thermal Care. Thermal Care relies upon a single source for key components of several of its products. Although the Company believes that there are alternate sources available for such components, there can be no assurance that the interruption of supplies of such components would not have an adverse effect on the financial condition of the Company, and that the Company, if required to do so, would be able to negotiate agreements with alternative sources on acceptable terms.
     GOVERNMENT REGULATION. The demand for the Company's leak detection and location systems and secondary containment piping systems is driven primarily by government regulation with respect to hazardous waste. Laws such as the Federal Resource Conservation and Recovery Act, and standards such as the National Emission Standard for Hydrocarbon Airborne Particulates, have increased the demand for the Company's leak detection and location and secondary containment piping systems. The Company's filtration products business to a large extent is dependent on governmental regulation of air pollution at the federal and state levels. The Company believes that continuing growth in the sale of filtration products and services will be materially dependent on continuing enforcement of environmental laws such as the Federal Clean Air Act Amendments of 1990. Although changes in such environmental regulations could significantly alter the demand for the Company's products and services, the Company does not believe that such a change is likely to decrease demand in the foreseeable future.

     ECONOMIC FACTORS. Although demand for many of the Company's products is generally affected by its customers' need to comply with governmental regulations, purchases of the Company's products at times may be delayed by customers due to adverse economic factors.

     DIVIDENDS. The Company has not paid dividends in the past and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. The Company's line of credit agreement contains certain restrictions on payment of dividends. The primary restriction limits dividends to a cumulative amount of up to 25% of net income.


                            THE COMPANY

     The Company is engaged in the manufacture and sale of filter bags for use in industrial air pollution control systems known as "baghouses", and also engineers, designs and manufactures specialty piping systems and leak detection and location systems, and industrial water cooling equipment. The Company, which was incorporated in Delaware in October 1993, is the successor corporation to Midwesco Filter Resources, Inc. ("Midwesco Filter").

     Midwesco Filter was incorporated in Delaware in October 1989 as a wholly-owned subsidiary of Midwesco, Inc. ("Midwesco"), an Illinois corporation. On December 13, 1989, Midwesco Filter exchanged shares of its common stock for the net assets constituting the Midwesco Filter Resources division ("Filter Division") of Midwesco. The Filter Division was formed from certain assets of the Filter Media division of the Kennecott Corporation, acquired by Midwesco in June 1982, and certain assets of the Filter Resources Corporation, acquired by Midwesco in December 1983.

     On January 28, 1994 pursuant to a merger transaction ("Perma-Pipe Transaction") between the Company, a subsidiary of the Company and Midwesco Filter, the Company acquired the Perma-Pipe business ("Perma-Pipe") from Midwesco for cash and 278,666 shares of Common Stock. Pursuant to the Perma-Pipe Transaction, each share of common stock of Midwesco Filter was exchanged for one share of Common Stock. Immediately prior to the effective time of the Perma-Pipe Transaction, a public offering (the "Offering") of shares of common stock of Midwesco Filter was consummated, the net proceeds of which were used to repay bank debt related to Perma-Pipe. Perma-Pipe is in the business of engineering, designing and manufacturing specialty piping systems and leak detection and location systems.

     On September 30, 1994, the Company and an indirect wholly-owned subsidiary of the Company, pursuant to a purchase agreement dated as of such date ("Purchase Agreement"), acquired substantially all of the assets of Ricwil Piping Systems Limited Partnership ("Ricwil LP") for cash and 55,710 shares of Common Stock, as adjusted in accordance with the terms of the Purchase Agreement. Ricwil LP was a manufacturer of insulated piping systems for district heating and cooling systems.

     On December 6, 1995, Perma-Pipe acquired for cash the net assets and leak detection business of Hagenuk GmbH.

     On August 15, 1996, the Company, pursuant to an Asset Purchase Agreement dated as of such date (the "Eurotech Agreement"), acquired substantially all of the assets of Eurotech Air Filtration, Inc., an Oregon corporation ("Eurotech"), for cash and 30,571 shares of Common Stock. Pursuant to the Eurotech Agreement, Eurotech distributed such shares to its four shareholders.

     On December 30, 1996, the Company acquired the Thermal Care Division ("Thermal Care") and certain other specified assets and liabilities of Midwesco by the merger of Midwesco with and into the Company (the "Merger"). Through the Merger, an aggregate of 2,124,298 shares of Common Stock were issued to the shareholders of Midwesco and the 1,717,666 shares of Common Stock owned by Midwesco immediately prior to the consummation of the Merger were cancelled. Thermal Care engineers, designs and manufactures industrial water cooling equipment.

     On December 3, 1997, the Company and a wholly-owned subsidiary, pursuant to a Stock Purchase Agreement dated as of such date (the "TDC Agreement"), acquired all of the outstanding shares of TDC Filter Manufacturing, Inc., a Delaware corporation ("TDC"), and the related real estate for cash and options to purchase an aggregate of 75,000 shares of Common Stock.

     The Company's filtration products business is carried on by Midwesco Filter and TDC, and the piping system products business is carried on by Perma-Pipe, Inc. Midwesco Filter and Perma-Pipe, Inc. are wholly-owned subsidiaries of MFRI. As used herein, unless the context otherwise requires, the term Company includes MFRI, Inc., Midwesco Filter, Thermal Care, Perma-Pipe, Inc., TDC, and their subsidiaries and predecessors.

     The Company's principal executive offices are located at 7720 Lehigh Avenue, Niles, Illinois 60714 and its telephone number is (847) 966-1000. Other information concerning the Company's management, business, securities, and results of operations is incorporated by reference from its reports filed with the Commission. See "Information Incorporated by Reference."

                           SELLING STOCKHOLDERS

     The Shares may be offered from time to time for the account of the Selling Stockholders whose names are set forth in the table below. This Prospectus also may be used by transferees, assignees, and pledgees of any of the Selling Stockholders. The table sets forth information as of December 31, 1997 with respect to the beneficial ownership of the Shares by the Selling Stockholders. To the knowledge of the Company, none of the Selling Stockholders has any material relationship with the Company except as set forth in the footnotes to the following table and as more fully described elsewhere in this Prospectus (including the information incorporated by reference in this Prospectus).

                         NO. OF SHARES OWNED NO. OF SHARES  NO. OF SHARES

                         PRIOR TO Offering   WHICH MAY BE   WHICH MAY BE OWNED
SELLING STOCKHOLDER                          OFFERED        AFTER OFFERING
Roy E. Greenlees and Lorie 70,500             70,500           0
Greenlees as Joint Tenants
{(1)}
Janet Marshall{(2)}        4,500               4,500            0

__________________________

{(1) }Roy E. Greenlees is a Director and President of TDC, which is a wholly-owned subsidiary of the Company.

{(2) }Janet Marshall is Vice President of TDC.


                          USE OF PROCEEDS

     This Prospectus relates solely to Shares being offered and sold for the accounts of the Selling Stockholders. The Company will not realize any proceeds from any sale of Shares by the Selling Stockholders.


                       PLAN OF DISTRIBUTION

     The Selling Stockholders may offer and sell Shares by means of the Prospectus from time to time in one or more transactions, directly by the Selling Stockholders, or through agents, dealers or brokers to be designated from time to time; such offers and sales may be effected over any national securities exchange or automated interdealer quotation system on which shares of the Common Stock are then listed, in negotiated transactions or in a combination of such methods of sale; the selling price of the Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; and the Shares may also be offered in coordinated block transactions through underwriters, dealers or agents, or otherwise who may receive compensation in the form of underwriting or brokerage discounts, concessions or commissions from the Selling Stockholders or the purchasers of such Shares for whom they may act as agents. In certain states, the Selling Stockholders may be required to offer and sell Shares only through brokers and dealers registered in such states.

     The Selling Stockholders and any brokers or dealers that act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the sale of Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any selling Stockholder and any underwriter, broker, dealer, or other agent relating to the sale or distribution of the Shares.

     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Company is not obligated to pay any underwriting discounts and commissions, brokers' commissions or charges, the legal fees and expenses of the Selling Stockholders, or transfer taxes, if any, relating to the sale or disposition of Shares by a Selling Shareholder. Each Selling Stockholder may indemnify any broker, dealer, agent, or underwriter that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     The Selling Stockholders may also resell Shares in open market transactions pursuant to the resale provisions of Rule 144 under the Securities Act or in transactions otherwise permitted under the Securities Act.


                           LEGAL MATTERS

     Certain legal matters in connection with the Shares, including the validity of the Shares, will be passed upon for the Company by Rudnick & Wolfe, Chicago, Illinois.


                              EXPERTS

     The Consolidated Financial Statements of MFRI, Inc. and subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 1997 and the Consolidated Financial Statements of Midwesco, Inc. and subsidiaries incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated August 11, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


               INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company or its predecessor with the Commission pursuant to the Exchange Act (SEC File No. 0-18370) are hereby incorporated by reference into this
Prospectus:


       (i)     the   Company's  Current  Report  on  Form  8-K  dated
               December 12, 1997;

      (ii)     the Company's  Current Report on Form 8-K dated August
               11, 1997;

     (iii) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997; and

      (iv) the registration statement of Midwesco Filter Resources, Inc., a predecessor and wholly-owned subsidiary of the Company, on Form 8-A filed on March 13, 1990 registering common stock of the Company's predecessor under Section 12(g) of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of shares of the Common Stock made hereby are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH
EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH INFORMATION). SUCH REQUEST SHOULD BE DIRECTED TO MICHAEL D. BENNETT, SECRETARY, MFRI, INC., 7720 LEHIGH AVENUE, NILES, ILLINOIS 60714 (TELEPHONE (847) 966-1000).

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses to be incurred in connection with the issuance and distribution of the securities being registered hereby:

     S.E.C. registration fee                  $            180.00

     *Legal and accounting fees
      and expenses                            $         10,000.00

     *Miscellaneous                           $          1,820.00

     Total                                    $         12,000.00

     The Company has agreed to pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Selling Stockholders will bear their pro rata portion of any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of the Shares and their own legal fees and expenses.
________________
*    Estimated.


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Certificate of Incorporation and its By-Laws provide for indemnification of its officers and directors to the full extent permitted by Section 145 of the Delaware General Corporation Law.

     The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or a stock repurchase or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

     The Company has entered into indemnification agreements in the form described below with each person who is currently a member of the Board of Directors of the Company and will enter into such agreements with persons who in the future become directors of the Company. Such indemnification agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively an "Action"), by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification agreements provide that if any payment, advance or indemnification of the director requires that he or she acted in good faith, in a manner he or she reasonably believed to be for or not opposed to the best interests of the Company or without reasonable cause to believe his or her conduct was unlawful, then it shall be presumed that he or she so acted unless proven otherwise by clear and convincing evidence. The indemnification agreements also provide for the advancement of all expenses, including reasonable attorneys' fees, arising from the investigation of any claim, preparation for the defense or defense or settlement of an Action. The indemnification agreements authorize the Company to participate in the defense of any action and to assume the defense thereof, with counsel who shall be reasonably satisfactory to the director, provided that the director shall be entitled to separate counsel of his or her choosing if he or she reasonably believes that (i) there exists conflicting interests between himself or herself and the Company or other parties (the defense of whom the Company shall have assumed) or (ii) there is any substantial likelihood that the Company will be financially or legally unable to satisfy its obligations under the Indemnification Agreement. The indemnification agreements provide that a director's rights under such contract are not exclusive of any other indemnification rights he or she may have under any provision of law, the Company's Certificate of
Incorporation or By-laws, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise.

Item 16.  EXHIBITS.

     EXHIBIT   EXHIBIT
     NUMBER    DESCRIPTION

     2.1 Stock Purchase Agreement dated December 3, 1997 by and between Roy E. Greenlees, Lorie Greenlees, Janet Marshall and MFRI, Inc. incorporated by reference in Current Report on Form 8-K dated December 12, 1997 (SEC File No. 0-18370).

     5 Form of Opinion of Rudnick & Wolfe with respect to the legality of the Common Stock being registered

     23.1      Consent of Deloitte & Touche LLP

     23.2      Consent  of Rudnick & Wolfe (contained  in  Exhibit  5
               hereof)

     24 Power of Attorney of directors and certain officers of the Company.

Item 17.  UNDERTAKINGS.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i)    To    include   any   prospectus   required   by
          Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Illinois, on January 22, 1998.

                                   MFRI, INC.


                                   By:/S/ DAVID UNGER
                                        David Unger
                                        Chief Executive Officer


                                   By:/S/ DAVID UNGER
                                        David Unger
                                        Chairman of the Board


                                   By:/S/ DAVID UNGER
                                        David Unger
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                TITLE               DATE

     /s/ David Unger*     Director and Chairman of the
                          Board of Directors (Principal
                          Executive Officer)      January 22, 1998

     Henry M. Mautner*    Director, Vice Chairman of
                          the Board of Directors  January 22, 1998

     Michael D. Bennett*  Vice President, Secretary and
                          Treasurer (Principal Financial
                          and Accounting Officer) January 22, 1998

     Arnold F. Brookstone* Director               January 22, 1998

     Don Gruenberg*       Director                January 22, 1998

     Bradley E. Mautner*  Director                January 22, 1998

     Eugene Miller*       Director                January 22, 1998

     Gene K. Ogilvie*     Director January 22, 1998

     Stephen B. Schwartz* Director                January 22, 1998


     *By:/S/ DAVID UNGER
         Individually and as Attorney- January 22, 1998
         David Unger in-fact